Exhibit 99.2
Annual Shareholder Meeting April 26, 2011 C A P E B A N C O R P

C A P E B A N C O R P This presentation may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, attendees should not place undue reliance on any forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, general economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; and other competitive, governmental, regulatory, and technological factors affecting the Bank and its operations, pricing, products, and services. Other factors that may cause actual results to differ from results expressed or implied by forward looking statements are described in Cape Bancorp's Form 10-K and other periodic filings by Cape Bancorp with the Securities and Exchange Commission. Cape Bancorp does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required under applicable law. Forward - Looking Statement Disclaimer

3 Financial Highlights C A P E B A N C O R P

Total Assets (dollars in millions) Total Assets 4 C A P E B A N C O R P

Total Assets 5 C A P E B A N C O R P 3/31/11 12/31/10

Investment Portfolio Composition 12/31/10 6 C A P E B A N C O R P Fair Value 3/31/11

Net Loans (dollars in millions) Net Loans 7 C A P E B A N C O R P

12/31/10 Loan Composition 8 C A P E B A N C O R P 3/31/11

9 Credit Performance C A P E B A N C O R P

Loan Loss Allowance/Loans (dollars in thousands) 10 C A P E B A N C O R P

11 Credit Performance C A P E B A N C O R P

12 C A P E B A N C O R P (dollars in thousands) Other Real Estate Owned

13 Credit Performance C A P E B A N C O R P

Total Deposits (dollars in millions) Total Deposits 14 C A P E B A N C O R P

Deposit Composition 15 12/31/10 C A P E B A N C O R P 3/31/11

Capital Trends Tangible Equity/Tangible Assets (%) 16 C A P E B A N C O R P

17 C A P E B A N C O R P Net Income Net Income (Loss) (dollars in thousands)

2010 Key Points 18 C A P E B A N C O R P Redefined Credit Culture Hired new Chief Credit Officer, April 2010 Hired new Chief Lending Officer, May 2010 Created Special Asset Group to manage classified assets and OREO Extensive review of loan collateral and documentation Added Two New Directors to the Board Mark Benevento Roy Goldberg Partial Recovery of Deferred Tax Asset Valuation Allowance, $1.5 Million Closed Cape May Court House Branch - South December 2010

C A P E B A N C O R P

2011 Key Points

Reversed $7.7 million of Deferred Tax Asset Valuation Allowance
March 2011

Sale/Lease Back Agreement for CMCH Complex
April 2011

Hired Larry Morier as SVP Commercial Loan Regional Manager, Atlantic County
April 2011

Hired Chief Marketing Officer, to begin employment Q2 2011

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2011 Key Points 20 C A P E B A N C O R P Opened Loan Production Office in Burlington County, NJ February 2011 Sold former Boardwalk Branch in Cape May City January 2011 Closed Stone Harbor Branch February 2011 3 Year Moratorium Expired

21 C A P E B A N C O R P Questions? C A P E B A N C O R P